                                                                     EXHIBIT B.3

________________________________________________________________________________


                               WARRANT AGREEMENT

                                    Between

                            WILMAR INDUSTRIES, INC.

                                      and

                         FLEET CORPORATE FINANCE, INC.

                                      and

                           ALLIED CAPITAL CORPORATION

                           _________________________

                           Dated as of May 16, 2000


________________________________________________________________________________

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
SECTION 1.  Warrant Certificates...........................................................   1
SECTION 2.  Execution of Warrant Certificates..............................................   2
SECTION 3.  Registration...................................................................   2
SECTION 4.  Transfer and Exchange of Warrants..............................................   3
SECTION 5.  Registration of Transfers and Exchanges........................................   4
SECTION 6.  Terms of Warrants; Exercise of Warrants........................................   6
SECTION 7.  Payment of Taxes...............................................................   9
SECTION 8.  Mutilated or Missing Warrant Certificates......................................  10
SECTION 9.  Reservation of Warrant Shares..................................................  10
SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares Issuable.............  11
SECTION 11. Fractional Interests...........................................................  21
SECTION 12. Notices to Warrant Holders.....................................................  21
SECTION 13. Notices to the Company and the Holders.........................................  23
SECTION 14. Supplements and Amendments.....................................................  25
SECTION 15. Sale of the Company............................................................  25
SECTION 16. Return of Warrants upon Certain Events.........................................  27
SECTION 17. Identity of Transfer Agent.....................................................  27
SECTION 18. Shareholders Agreement.........................................................  27
SECTION 19. Successors.....................................................................  27
SECTION 20. Termination....................................................................  27
SECTION 21. GOVERNING LAW..................................................................  28
SECTION 22. Benefits of This Agreement.....................................................  28
SECTION 23. Subordination..................................................................  28
SECTION 24. Counterparts...................................................................  28
SECTION 25. Headings.......................................................................  28

Exhibit A.  Form of Warrant Certificate....................................................  A-1
Exhibit B.  Certificate....................................................................  B-1
Exhibit C.  Transferee Letter..............................................................  C-1

          WARRANT AGREEMENT (the "Agreement"), dated as of May 16, 2000, between Wilmar Industries, Inc., a New Jersey corporation (together with any successors and assigns, the "Company"), and Fleet Corporate Finance, Inc. and Allied Capital Corporation (collectively, the "Initial Holders" or the "Purchasers").

          WHEREAS, the Company proposes to issue and sell pursuant to a Purchase Agreement, dated as of May 16, 2000 (as amended, modified or supplemented from time to time, the "Purchase Agreement"), among the Company and the Purchasers, $40,000,000 in aggregate principal amount of the Company's Senior Subordinated Notes due 2008 (the "Notes"), along with Warrants (the "Warrants" and the certificates evidencing the Warrants being hereinafter referred to as "Warrant Certificates") for the purchase of an aggregate of 47,712 shares of the Company's Common Stock, no par value (the "Common Stock" and the shares of Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares");

          WHEREAS, pursuant to the Purchase Agreement, Warrants to purchase 35,784 Warrant Shares are to be issued to Allied Capital Corporation and Warrants to purchase 11,928 Warrant Shares are to be issued to Fleet Corporate Finance, Inc. on the date hereof;

          WHEREAS, the holders of Warrants and Warrant Shares shall, from time to time, have certain rights and obligations with respect thereto as set forth in the Shareholders Agreement, dated as of May 16, 2000, among the Company and the Initial Holders and the other parties named therein (as amended, modified or supplemented from time to time, the "Shareholders Agreement");

          NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Purchasers hereby agree as follows:

          SECTION 1.  Warrant Certificates.  The Warrant Certificates shall be
                      --------------------
substantially in the form of Exhibit A hereto.

          SECTION 2.  Execution of Warrant Certificates.  Warrant Certificates
                      ---------------------------------
shall be signed on behalf of the Company by its Chairman of the Board or its President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, a Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          SECTION 3.  Registration.  The Warrants shall be numbered and shall
                      ------------
be registered on the books of the Company maintained at its address listed in
Section 15 hereof(the "Warrant Register") as they are issued.

          The Company may deem and treat the registered holders (the "Holders") of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and the Company shall not be affected by any notice to the contrary.

          SECTION 4.  Transfer and Exchange of Warrants.  The Company shall
                      ---------------------------------
from time to time, subject to the limitations of Section 5 and the limitations set forth in the Shareholders Agreement, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Company, and shall surrender, duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company, the Warrant Certificate or Certificates to be so exchanged.

          Upon registration of transfer, the Company shall execute and deliver by certified or first class mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office of the Company maintained for such purpose, which initially will be the Company's office located at the address listed in Section 15 hereof for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

          No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

          SECTION 5.  Registration of Transfers and Exchanges.
                      ---------------------------------------

          (a)  Transfer and Exchange of Warrants.  When Warrants are presented
               ---------------------------------
to the Company with a request:

     (i)  to register the transfer of the Warrants; and

     (ii) to exchange such Warrants for an equal number of Warrants of other authorized denominations,

the Company shall register the transfer or make the exchange as requested if its requirements under this Agreement and the Shareholders Agreement are met; provided, however, that the Warrants presented or surrendered for registration
--------  -------
of transfer or exchange:

          (x) shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or by such Holder's attorney, duly authorized in writing; and

          (y) in the case of Warrants (the "Restricted Warrants") which constitute Restricted Securities (as such term is defined in Rule 144(a)(3) of the Securities Act of 1933, as amended (the "Securities Act")), such Warrants shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

          (A) if such Restricted Warrant is being delivered to the Company by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

          (B) if such Restricted Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act, a "QIB") in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or Regulation S under the Securities Act or pursuant to an effective registra-tion statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and, with respect to transfers pursuant to Rule 144 or Regulation S, an opinion of counsel reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act;

          (C) if such Restricted Warrant is being transferred to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act, delivery of a Certificate of Transfer in the form of Exhibit C hereto and an opinion of counsel and/or other information reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (D) if such Restricted Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer does not require registration under the Securities Act.

          (b)  Legends.
               -------

     (i) Except as permitted by the following paragraph (ii), each Warrant Certificate evidencing the Warrants (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially as set forth in Exhibit A.

     (ii) Subject to the limitations contained herein, upon any sale or transfer of a Warrant pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act the Company shall permit the Holder thereof to exchange such Restricted Warrant for a Warrant that does not bear the first paragraph of the legend set forth in Exhibit A and rescind any related restriction on the transfer of such Warrant (i) in the case of a sale or transfer pursuant to Rule 144, after delivery by the Holder thereof of a certificate to that effect (substantially in the form of Exhibit B hereto) and accompanied by an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act or (ii) in the case of a sale or transfer pursuant to an effective registration statement, after delivery of evidence of such effective registration statement.

          (c)  Obligations with Respect to Transfers and Exchanges of Warrants.
               ---------------------------------------------------------------

    (i) To permit registrations of transfers and exchanges in accordance with the terms of this Agreement and the Shareholders Agreement, the Company shall execute Warrants.

    (ii) All Warrants issued upon any registration, transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits and obligations under this Agreement and the Shareholders Agreement as the Warrants surrendered upon the registration of transfer or exchange.

    (iii) Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and the Company shall not be affected by notice to the contrary.

          SECTION 6.  Terms of Warrants; Exercise of Warrants  Subject to the
                      ---------------------------------------
terms of this Agreement, each Warrant Holder shall have the right, which may be exercised commencing on or after the date hereof and until 5:00 p.m., New York City time, on the earlier of (x) May 16, 2010 and (y) the Qualified IPO Effective Date (the "Expiration Date"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares. "Qualified IPO Effective Date" means the date on which a public offering and sale of the Common Stock of the Company consisting of an underwritten primary initial public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act and resulting in Net Proceeds (as defined in the Purchase Agreement) to the Company of at least $40 million is commenced. Subject to the next paragraph of this Section, each Warrant not exercised prior to the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement and otherwise shall cease as of such time; provided, however, any Warrants not
                                       --------  -------
exercised prior to the Qualified IPO Effective Date shall be deemed to be automatically exercised as of such date by the Holder(s) thereof pursuant to the Cashless Exercise option set forth in the next paragraph of this Section and such exercise shall be deemed effective as of such date, although such Holder will not receive the Warrant Shares deliverable upon such Cashless Exercise until the Warrants are surrendered to the Company as provided in the next paragraph. No adjustments as to dividends will be made upon exercise of the Warrants.

          The initial price per share at which Warrant Shares shall be purchasable upon exercise of Warrants (the "Exercise Price") shall be $.001, subject to adjustment as provided herein. A Warrant may be exercised upon surrender at the office or agency of the Company maintained for such purpose, which initially will be the office of the Company located at the address provided in Section 15 hereof, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program, and upon payment to the Company of the Exercise Price, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised and an acknowledgment that (i) such exercise is in compliance with all federal and state securities laws and (ii) the provisions of the Shareholders Agreement and this Agreement relating to the Warrant Shares shall remain binding on the holders of Warrant

Shares notwithstanding the exercise of such Warrants. Payment of the Exercise Price may be made, in the sole discretion of the Holder, in the form of any of the following: (a) cash or a check or bank draft in New York Clearing House funds, (b) by the surrender of the applicable Warrant and without the payment of the Exercise Price in cash, for such number of Warrant Shares equal to the product of (1) the number of Warrant Shares for which such Warrants are exercisable with payment in cash of the Exercise Price as of the date of exercise and (2) the Cashless Exercise Ratio or (c) by any combination of (a) and (b) above. For purposes of this Agreement, the "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value of the Common Stock on the date of exercise over the Exercise Price as of the date of exercise and the denominator of which is the Current Market Value of the Common Stock on the date of exercise. An exercise of a Warrant in accordance with the immediately preceding sentences through the surrender of Warrants and not with cash is herein called a "Cashless Exercise." Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the Holder's option to elect a Cashless Exercise, the number of Warrant Shares deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the Holder specifies is to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby.

          Subject to the provisions of Section 5 hereof and the Shareholders Agreement, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Warrant Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11; provided, however, that if any consolidation,
                                --------  -------
merger or lease or sale of assets and subsequent liquidation of the Company is proposed to be effected by the Company as described in subsection (j) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall have been made and not terminated, upon such surrender of War-rants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than three days, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are not open for business ("Business Day") thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11. Such certificate or certificates shall be deemed to have been issued and any person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

          The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Company will deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 6 and of Section 2 hereof.

          The Company shall keep copies of this Agreement and the Shareholders Agreement available for inspection by the Holders during normal business hours at its office.

          SECTION 7.  Payment of Taxes.  The Company will pay all documentary
                      ----------------
stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required
                      --------  -------
to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 8.  Mutilated or Missing Warrant Certificates.  In case any of
                      -----------------------------------------
the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and a bond or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          SECTION 9.  Reservation of Warrant Shares.  The Company will at all
                      -----------------------------
times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or, if appointed, the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid (the "Transfer Agent") will be authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder pursuant to Section 12 hereof.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Common Stock to an amount in excess of the Exercise Price, and the Company will not enter into any agreements inconsistent in any material respect with the rights of Holders hereunder. The Company will use its commercially reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

          SECTION 10.  Adjustment of Exercise Price and Number of Warrant Shares
                       ---------------------------------------------------------
Issuable.  The Exercise Price and the number of shares of Common Stock issuable
--------
upon the exercise of each Warrant (the "Exercise Rate") is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10.

          (a)  Adjustment for Change in Capital Stock.  If the Company:
               --------------------------------------

          (1) pays a dividend or makes a distribution on its Common Stock, in either case payable in shares of its Common Stock or other capital stock of the Company; or

          (2) subdivides, combines or reclassifies its outstanding shares of Common Stock;

then the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action and the Exercise Price in effect immediately prior to such action shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such action by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before giving effect to such action and the denominator of which shall be the number of shares of Common Stock and/or such other capital stock out-standing referred to in the foregoing clause (a)(1) after giving effect to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the board of directors of the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 10.

          Such adjustment shall be made successively whenever any event listed above shall occur.

          (b)  Adjustment for Certain Issuances of Common Stock.  If the Company
               ------------------------------------------------
issues, sells or distributes to any person shares of its Common Stock or any rights, options (other than Permitted Options) or warrants entitling any person to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, in each case, at a price per share less than the Current Market Value on the date of such issuance, sale or distribution (the "Time of Determination"), the Exercise Rate shall be adjusted in accordance with the formula:

                               E' = E x  O + N
                                        ---------
                                        O + N x P
                                            -----
                                              M

and the Exercise Price shall be adjusted in accordance with the following formula:

                                 EP' = EP x E
                                            --
                                            E'

where:

          E'  =     the adjusted Exercise Rate.

          E   =     the Exercise Rate immediately prior to the Time of
                    Determination for any such issuance, sale or distribution.

          EP' =     the adjusted Exercise Price.

          EP  =     the Exercise Price immediately prior to the Time of
                    Determination for any such issuance, sale or distribution.

          O   =     the number of Fully Diluted Shares (as defined below)
                    outstanding immediately prior to the Time of Determination for any such issuance, sale or distribution.

          N   =     the number of additional shares of Common Stock issued, sold or issuable upon exercise of such rights, options or warrants.

          P   =     the per share price received and receivable by the Company in the case of any issuance or sale of Common Stock or rights, options or warrants inclusive of the exercise price per share of Common Stock payable upon exercise of such rights, options or warrants.

          M   =     the Current Market Value per share of Common Stock on the
                    Time of Determination for any such issuance, sale or distribution.

          For purposes of this Section 10 the term "Fully Diluted Shares" shall mean (i) the shares of Common Stock outstanding as of a specified date, and (ii) the shares of Common Stock into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible (other than the Warrants), assuming in each case, without duplication, the issuance, conversion and exercise of all Permitted Options, irrespective of whether on such date such Permitted Options have been issued or, if issued, are exercisable or convertible. "Permitted Options" means all securities issued or issuable under the Wilmar Industries 2000 Stock Option Plan; provided that such Permitted
                                                    --------
Options may not
exceed in the aggregate 5% of the Fully Diluted Shares calculated as of the date hereof after the issuance of the Warrants.

          The adjustments shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the relevant Time of Determination. Notwithstanding the foregoing, the Exercise Rate and the Exercise Price shall not be subject to adjustment in connection with (i) the issuance of any shares of Common Stock upon exercise of any such rights, options or warrants which have previously been the subject of an adjustment under this Agreement for which the required adjustment has been made,
(ii) any exercise of the Warrants and (iii) the issuance, conversion or exercise of Permitted Options. If at the end of the period during which any such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in each of the above formulas had been the number of shares actually issued.

          (c)  Adjustment for Other Distribution.  If the Company distributes as
               ---------------------------------
a dividend to any holder of its Common Stock or any Affiliate of such holder (i) any evidences of indebtedness of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries (other than cash dividends or other cash distributions that do not constitute an Extraordinary Cash Dividend), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, the Exercise Rate shall be adjusted in accordance with the formula:

                                E' = E x    M
                                          ------
                                          M - F

and the Exercise Price shall be decreased (but not increased) in accordance with the following formula:

                                  EP' = EP x E
                                             -
                                             E'

where:

                              E' = the adjusted Exercise Rate.

          E   =     the current Exercise Rate on the record date referred to in this paragraph (c) below.

          EP' =     the adjusted Exercise Price.

          EP  =     the current Exercise Price on the record date referred to in this paragraph (c) below.

          M   =     the Current Market Value per share of Common Stock on the
                    record date referred to in this paragraph (c) below.

          F   =     the fair market value (as determined in good faith by the
                    Company's board of directors) on the record date referred to in this paragraph (c) below of the indebtedness, assets, rights, options or warrants distributable in respect of one share of Common Stock.

          The adjustments shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If any adjustment is made pursuant to clause (iii) above of this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date.
Notwithstanding anything to the contrary contained in this subsection (c), if "M-F" in the above formula is less than $1.00 (or is a negative number) then in lieu of the adjustment otherwise required by this subsection (c), the Company may elect to distribute to the holders of the Warrants, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants which would have been distributed to such holders had such warrants been exercised immediately prior to the record date for such distribution.

          This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10.

          (d)  Current Market Value.  "Current Market Value" per share of Common
               --------------------
Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:

          (1) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the value of the Security shall be determined by the Board of Directors' good faith determination of the fair value of such Security as of the applicable date, factoring in the non-marketability or otherwise of such security but not any minority discount with respect thereto; provided that, if any Holder disagrees with
                                    --------
     such determination, it may request, upon notice to the Company within five
     (5) days of the Board of Directors' determination, the appointment of an Independent Financial Expert, and within ten (10) days of such request, the Company and the Holders shall agree on an Independent Financial Expert, whose determination shall be binding on all parties, or

          (2) if the Security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, then the average of the daily closing bid prices (as defined below) for all of the Business Days before such date for which daily closing bid prices are available. If the closing bid price is not determinable for at least 10 Business Days in such period, the Current Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

          The "closing bid price" for any Security on each Business Day means:
(A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company or (C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each Business Day, designated by the Company. If there are no such prices on a Business Day, then the market price shall not be determinable for such Business Day.

          "Independent Financial Expert" shall mean any nationally recognized investment banking firm reasonably acceptable to the Company and the Holders (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (iii) that has not been retained by the Company for any purpose, other than to perform an equity valuation, within the preceding twelve months, (iv) that has not been retained by the Company or any of its Affiliates for any purpose within the preceding twelve months, and (v) that, in the reasonable judgment of the board of directors of the Company (certified by a board resolution), is otherwise qualified to serve as an independent financial advisor. The fees and expenses of the Independent Financial Expert shall be paid 50% by the Company and 50% by the Holders.

          "Affiliate" of any specified person means any other person which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

          "Extraordinary Cash Dividend" means any cash dividends with respect to the Common Stock the aggregate amount of which in any fiscal year exceeds 5.0% of the net income of the Company and its subsidiaries for the fiscal year immediately preceding the payment of such dividend.

          (e)  When De Minimis Adjustment May Be Deferred.  No adjustment in the
               ------------------------------------------
Exercise Rate or Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

          All calculations under this Section 10 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (f)  When No Adjustment Required.  If an adjustment is made upon the
               ---------------------------
establishment of a record date for a distribution subject to subsections (a),
(b) or (c) hereof and such distribution is subsequently canceled, the Exercise Rate and Exercise Price then in effect shall be readjusted, effective as of the date when the board of directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed. If an adjustment would be required under two or more of paragraphs (a), (b) and (c), such adjustments will be determined without duplication.

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

          (g)  Notice of Adjustment.  Whenever the Exercise Rate or Exercise
               --------------------
Price is adjusted, the Company shall provide the notices required by Section 12 hereof.

          (h)  Minimum Exercise Price.  Notwithstanding anything to the contrary
               ----------------------
contained in this Agreement, if the Exercise Price, as adjusted pursuant to this Agreement (other than this Section 10(h)), shall be less than the aggregate par values of the related Warrant Shares, then such Exercise Price, as so adjusted, for all purposes of this Agreement, shall be an amount equal to the aggregate par value of such related Warrant Shares.

          (i)  When Issuance or Payment May Be Deferred.  In any case in which
               ----------------------------------------
this Section 10 shall require that an adjustment in the Exercise Rate or Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company
                                         --------  -------
shall deliver, at its own expense, to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (j)  Reorganizations.  In case of any capital reorganization, other
               ---------------
than in the cases referred to in Sections 10(a), (b) or (c) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property) (collectively such actions being hereinafter referred to as "Reorganizations"), or the sale of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property, if any, to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such

Warrant would have been entitled upon such Reorganization or sale as if such Warrant had been exercised in full (and for all purposes the Warrant shall be deemed to have been exercised in full) immediately prior as to such Reorganization.

          The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall (i) expressly assume, by a supplemental warrant agreement or other acknowledgment executed and delivered to the Holder, the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase and (ii) to the extent that other holders of Common Stock of the Company have received similar rights from the successor corporation, enter into an agreement providing to the Holders rights and benefits substantially similar to those enjoyed by the Holders under the Shareholders Agreement.

          The foregoing provisions of this Section 10(j) shall apply to successive Reorganization transactions.

          (k)  Form of Warrants.  Irrespective of any adjustments in the number
               ----------------
or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          (l)  Miscellaneous.  For purpose of this Section 10 the term "shares
               -------------                                            ------
of Common Stock" shall mean shares now or hereafter authorized of any class of
---------------
common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount. In the event that at any time, as a result of an adjustment made pursuant to this Section 10, the Holders of Warrants shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in subsections (a) through (k) of this Section 10, inclusive, and the provisions of Sections 6, 7, 9 and 11 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

          SECTION 11.  Fractional Interests.  The Company shall not be required
                       --------------------
to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the excess of the value (as determined by the Board of Directors in good faith) of a Warrant Share over the Exercise Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          SECTION 12.  Notices to Warrant Holders.  Upon any adjustment pursuant
                       --------------------------
to Section 10 hereof, the Company shall, at its own expense, within 10 days after any such adjustment, mail by first class mail, postage prepaid, to each Holder a notice of such adjustment(s), setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 12.

          In case:

          (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of capital stock of the Company or of any other subscription rights or warrants; or

          (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets; or

          (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of capital stock of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall mail, at its own expense, to each of the registered holders of the Warrant Certificates at his or its address appearing on the Warrant Register, at least 20 days (or 10 days in any case specified in clauses
(a) or (b) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          The Company shall give to each Holder prompt written notice of any determination to make a distribution or dividend to the holders of any class of its Common Stock of any assets (including cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, and shall be received by the Holders at least 20 days prior to such record date therefor.

          Nothing contained in this Agreement or in any Warrant Certificate shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          In all cases, the text of any notice to Holders provided pursuant to this Section shall be prepared by the Company.

          SECTION 13.  Notices to the Company and the Holders.  Any notice or
                       --------------------------------------
demand authorized by this Agreement to be given or made by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement, as follows:

               Wilmar Industries, Inc.
               303 Harper Drive
               Moorestown, NJ  08057

               Attention:  William Sanford
               Fax Number:  (856) 439-8846
               with a copy to:


               Parthenon Investors, L.P.
               c/o Parthenon Capital, Inc.
               200 State Street
               Boston, Massachusetts  02210

               Attention:  Drew Sawyer
               Fax Number:  (617) 478-7010

          Any notice pursuant to this Agreement to be given by the Company to the Holders shall be sufficiently given when received by such Holder at the address appearing below (until the Company is otherwise notified in accordance with this Section 15 by such Holder).

(a) To Fleet at:    FleetBoston Robertson Stephens Inc.
                    100 Federal Street
                    Boston, Massachusetts  02110


                    Attention:  Andrew T. Fay
                    Fax Number:  (617) 434-4970

                    with a copy to:

                    Cahill Gordon & Reindel
                    80 Pine Street
                    New York, NY  10005

                    Attention:  James J. Clark, Esq.
                    Fax Number: 212-269-5420

(b) To Allied Capital Corporation at:

                    Allied Capital Corporation
                    1919 Pennsylvania Avenue, N.W.
                    Washington, D.C.  20006

                    Attention:  Michael Grisius
                    Fax Number:  (202) 659-2053
                    with a copy to:

                    Piper Marbury Rudnick & Wolfe, LLP
                    1200 19th Street, N.W.
                    Washington, D.C.  20036

                    Attention:  Anthony H. Rickert, Esq.
                    Facsimile:  (202) 223-2085

          SECTION 14.  Supplements and Amendments.  The Company may from time to
                       --------------------------
time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and all other supplements or amendments, except those that have a material adverse effect on the interests of any holder of Warrants. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders shall require the written consent of registered holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (not including adjustments contemplated hereunder).

          SECTION 15. Sale of the Company.
                      -------------------

          (a) If the Board of Directors of the Company and holders of a majority of the shares of Common Stock (voting as a single class) then outstanding approve a Sale of the Company (an "Approved Sale"), each holder of
                                               -------------
Warrants and Warrant Shares shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Warrant Shares shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Warrant Shares shall agree to sell all of his Warrant Shares and rights to acquire Warrant Shares on the terms and conditions approved by the Board and the holders of a majority of the Common Stock (voting as a single class) then outstanding. Each holder of Warrants and Warrant Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

          (b) The obligations of the holders of Warrants and Warrant Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Common Stock participating in such sale shall receive the same form of consideration and the same amount of consideration per share; (ii) if any holders of a class of Common Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Common Stock shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Common Stock under this Warrant shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Common Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Common Stock received by holders of such class of Common Stock in connection with the Approved Sale less the exercise price per share of such class of Common Stock of such rights to acquire such class of Common Stock by (2) the number of shares of such class of Common Stock represented by such rights.

          For purposes hereof, "Sale of the Company" means any transaction or series of transactions pursuant to which any person(s) or entity(ies) (including any Affiliate of Parthenon), other than Parthenon and the Investors (as such terms are defined in the Shareholders Agreement as in effect on the date hereof), in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default or breach) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis. Notwithstanding this Section 15(b), any transaction with an Affiliate of Parthenon must be on terms that are no less favorable to the Company than those that could reasonably be obtained in a comparable transaction in arms-length dealings with an unrelated third party.

          SECTION 16.  Return of Warrants upon Certain Events.  In the event
                       --------------------------------------
that within eighteen months of the date hereof, the Notes are refinanced with a high yield securities offering for an aggregate amount of $125.0 million or greater in which FleetBoston Robertson Stephens Inc. serves as the sole lead manager, Fleet Corporate Finance, Inc. agrees to return Warrants to purchase 11,928 Warrant Shares and Allied Capital Corporation agrees to return Warrants to purchase 11,928 Warrant Shares, subject to adjustment in accordance with
Section 10.

          SECTION 17.  Identity of Transfer Agent.  Forthwith upon the
                       --------------------------
appointment of any Transfer Agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company shall promptly mail to each Holder of Warrants a statement setting forth the name and address of such Transfer Agent.

          SECTION 18.  Shareholders Agreement.  The Holders and the holders of
                       ----------------------
shares of Common Stock issuable upon exercise of the Warrants shall be entitled to all of certain benefits, and subject to all of the obligations, under the Shareholders Agreement, in connection with the Common Stock to be issued in connection with the exercise of the Warrants, to the extent provided therein and herein.

          SECTION 19.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or any holder of Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 20.  Termination.  This Agreement shall terminate at 5:00
                       -----------
p.m. New York City time on May 16, 2010. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised or redeemed pursuant to this Agreement.

          SECTION 21.  GOVERNING LAW.  THIS AGREEMENT AND EACH WARRANT
                       -------------
CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          SECTION 22.  Benefits of This Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company and the registered Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered Holders of the Warrant Certificates.

          SECTION 23.  Subordination.  All claims of the Holders under this
                       -------------
Agreement shall be subordinated to the Senior Debt to the same extent which the Notes are Subordinated to the Senior Debt pursuant to Section 12 of the Purchase Agreement.

          SECTION 24.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 25.  Headings.  The headings in this Agreement are for
                       --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                        WILMAR INDUSTRIES, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        FLEET CORPORATE FINANCE, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        ALLIED CAPITAL CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]
                                    [Face]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION,
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE OR TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR SUCH TRANSFER IS MADE IN ACCORDANCE WITH CLAUSES (D) OR
(E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, AND SUCH OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION
REQUIRE-

MENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

          THIS SECURITY IS ALSO SUBJECT TO THE TERMS OF A SHAREHOLDERS AGREEMENT, DATED AS OF May 16, 2000 AS AMENDED, SUPPLEMENTED OR MODIFIED AMONG WILMAR INDUSTRIES, INC. AND THE OTHER PARTIES NAMED THEREIN.

                    EXERCISABLE ON OR AFTER THE ISSUE DATE
                         AND ON OR BEFORE MAY 16, 2010

No. 1                                             [          ] Warrants

                              Warrant Certificate

                            WILMAR INDUSTRIES, INC.

          This Warrant Certificate certifies that [
], or registered assigns, is the registered holder of [             ] Warrants
(the "Warrants") to purchase shares of Common Stock (the "Common Stock") of Wilmar Industries, Inc., a New Jersey corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or after the date hereof and on or before 5:00 p.m. New York City Time on the earlier of May 16, 2010 and the Qualified IPO Effective Date (or earlier, as specified in the Warrant Agreement), one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $.001 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price or pursuant to the Cashless Exercise provision in the Warrant Agreement at the Company's office, subject only to the conditions set forth herein, in the Shareholders Agreement and in the Warrant Agreement. The Exercise Price and the Exercise Rate are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m., New York City Time, on the earlier of May 16, 2010 or the Qualified IPO Effective Date and to the extent not exercised by such time such Warrants shall become void.

          This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York. Capitalized terms used herein without definition have the meanings specified in the Warrant Agreement between the Company, Fleet Corporate Finance, Inc., and Allied Capital Corporation, as purchasers.

          IN WITNESS WHEREOF, Wilmar Industries, Inc. has caused this Warrant Certificate to be signed by its Chief Executive Officer and by its Secretary, each by a facsimile of his signature.

Dated:
                                        WILMAR INDUSTRIES, INC.


                                        By:_____________________________________
                                             Chief Executive Officer

                                        By:_____________________________________
                                                  Secretary

                         [Form of Warrant Certificate]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive [
] shares of Common Stock of the Company (the "Common Stock"), no par value, and are issued or to be issued pursuant to a Warrant Agreement dated as of May 16, 2000 (as amended, modified or supplemented, the "Warrant Agreement"), duly executed and delivered by the Company to the Initial Holders, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Warrants may be exercised at any time commencing on or after the date hereof and on or before 5:00 p.m., New York City time, on the earlier of May 16, 2010 and the Qualified IPO Effective Date (as defined in the Warrant Agreement) (the "Expiration Date"). The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company or pursuant to the Cashless Exercise provision of the Warrant Agreement. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          The holders of the Warrants are entitled to certain rights (which include, but are not limited to, certain piggyback registration rights) and subject to certain obligations with respect to the Warrants and the Common Stock purchasable upon exercise thereof as set forth in the Shareholders Agreement (as amended, modified or supplemented, the "Shareholders Agreement"), dated as of May 16, 2000, between the Company and the parties named therein.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement and the Shareholders Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

          Notwithstanding anything contained herein to the contrary to the extent of any inconsistency between the Warrant Agreement and this Warrant, the Warrant Agreement controls.

                        [Form of Election to Purchase]

                   (To Be Executed upon Exercise of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____ shares of Common Stock and herewith (i) tenders payment for such shares to the order of Wilmar Industries, Inc. (the "Company") in the amount of $_____ or (ii) surrenders ____ Warrants exercisable for _____ shares of Common Stock pursuant to a Cashless Exercise (select one), in each case, in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ______________, whose address is __________ and that such shares be delivered to _________ whose address is ___________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ___________, whose address is ________, and that such Warrant Certificate be delivered to ___________, whose address is ________________. The undersigned acknowledges that the shares of Common Stock to be received may be subject to the terms of the Shareholders Agreement dated May 16, 2000 as amended, modified or supplemented from time to time, among the Company and the parties named therein.

                                    Signature:

Date:

                                    Signature Guaranteed:

                                                                       EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF WARRANTS

Re:  Warrants to Purchase Common Stock (the "Warrants") of Wilmar Industries,
Inc.

          This Certificate relates to ____ Warrants held by ______ (the "Transferor").

The Transferor has requested the Company by written order to exchange or register the transfer of a Warrant or Warrants.

          In connection with such request, the Transferor does hereby certify that Transferor is familiar with the Warrant Agreement (the "Agreement") relating to the Warrants and the restrictions on transfers thereof as provided in Section 6 of such Agreement, and that the transfer of this Warrant requested hereby does not require registration under the Securities Act (as defined below) because[*]:

          [_] Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 6(a)(y)(A) or Section 6(d)(i)(A) of the Agreement).

          [_] Such Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A or in accordance with Regulation S under the 1933 Act. If such transfer is in accordance with Regulation S, an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

          [_] Such Warrant is being transferred in accordance with Rule 144 under the Securities Act. An opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

          [_] Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration re-quirements of the Securities Act, other than Rule 144A or Rule 144 or Regulation S under the Securities Act. An opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

          The Transferor hereby also acknowledges that (i) such exercise is in compliance with all federal and state securities laws and with the terms of the Shareholders Agreement dated May 16, 2000 as amended, modified or supplemented, among Wilmar Industries, Inc. and the parties named therein and (ii) the provisions of this Warrant relating to the Warrant Shares shall remain binding on the holders of Warrant Shares notwithstanding the exercise of this Warrant.

                              ______________________________
                              [INSERT NAME OF TRANSFEROR]


                              By:___________________________

Date:  _____________
       *Check applicable box.

                                                                       EXHIBIT C

                      Transferee Letter of Representation

Wilmar Industries, Inc.
303 Harper Drive
Moorestown, NJ 08057


Ladies and Gentlemen:

          In connection with our proposed purchase of Warrants to purchase Common Stock (the "Securities") of Wilmar Industries, Inc. (the "Company"), we confirm that:

          1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Warrant Agreement dated as of May 16, 2000 relating to the Securities as well as in the Shareholders Agreement dated May 16, 2000 among the Company and the parties named therein, in each case as amended, modified or supplemented and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities within two years after the original issuance of the Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act,
     (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          3. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Company such certifications, legal opinions and other information as the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          The Company is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              _________________________________
                              (Name of Purchaser)


                              By:______________________________

                              Date:____________________________

          Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:______________________________

Address:___________________________

Taxpayer ID Number:________________